UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

For Registration of Certain Classes of Securities Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	26-4413382
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

350 Indiana Street, Suite 800
Golden, Colorado	80401
(Address of principal	(Zip Code)
executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

NAME OF EACH EXCHANGE ON
TITLE OF EACH CLASS TO BE	WHICH EACH CLASS IS TO BE
SO REGISTERED	REGISTERED
Common Stock	NYSE Amex LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act Registration Statement file number to which this form relates: 333-162486

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.01 per share (the “Common Stock”), of Golden Minerals Company, a Delaware corporation (the “Registrant”), is set forth under the caption “Description of Capital Stock” in the prospectus constituting a part of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-162486), initially filed with the Securities and Exchange Commission on October 14, 2009, as amended by any amendments to such Registration Statement, which description is incorporated herein by reference. The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2.  Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE Amex LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Golden Minerals Company

Date: February 5, 2010

By:	/s/ Robert P. Vogels
Robert P. Vogels
Senior Vice President and
Chief Executive Officer